                                                                       Exhibit 2


                              STOCKHOLDER AGREEMENT

         STOCKHOLDER AGREEMENT, dated as of August 15, 2001 (this "Agreement"), among the stockholders listed on the signature page(s) hereto (collectively, "Stockholders" and each individually, a "Stockholder"), Open Market, Inc., a Delaware corporation (the "Company") and divine, inc., a Delaware corporation ("Parent"). Capitalized terms used and not otherwise defined herein shall have the respective meanings assigned to them in the Merger Agreement referred to below.

         WHEREAS, as of the date hereof, the Stockholders collectively own of record and beneficially shares of capital stock of Parent, as set forth on
Schedule I hereto (such shares, or any other voting or equity of securities of Parent hereafter acquired by any Stockholder prior to the termination of this Agreement, being referred to herein collectively as the "Shares");

         WHEREAS, concurrently with the execution of this Agreement, Parent and the Company are entering into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), pursuant to which, upon the terms and subject to the conditions thereof, a subsidiary of Parent will be merged with and into the Company, and the Company will be the surviving corporation (the "Merger"); and

         WHEREAS, as a condition to the willingness of the Company to enter into the Merger Agreement, the Company has required that the Stockholders agree, and in order to induce the Company to enter into the Merger Agreement, the Stockholders are willing to enter into this Agreement.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereby agree, severally and not jointly, as follows:

         Section 1.        VOTING OF SHARES.

         (a) Each Stockholder covenants and agrees that, until the termination of this Agreement in accordance with the terms hereof, at the Parent Stockholder Meeting or any other meeting of the stockholders of Parent, however called, and in any action by written consent of the stockholders of Parent, such Stockholder will vote, or cause to be voted, all of such Stockholder's respective Shares in favor of the adoption and approval of the Merger Agreement, the Merger, and the issuance of shares of Parent Common Stock as contemplated by the Merger Agreement, as the Merger Agreement may be modified or amended from time to time in a manner not adverse to the Stockholders.

         (b) Each Stockholder hereby irrevocably grants to, and appoints, the Company, and any individual designated in writing by the Company, and each of them individually, as such Stockholder's proxy and attorney-in-fact (with full power of substitution), for and in its name, place and stead, to vote his, her or its Shares at any meeting of the stockholders of Parent called with respect to any of the matters specified in, and in accordance and consistent with this
Section 1. Each Stockholder understands and acknowledges that the Company is entering into the Merger Agreement in reliance upon the Stockholder's execution and delivery of this Agreement. Each Stockholder hereby affirms that the irrevocable proxy set forth in this

Section 1(b) is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of such Stockholder under this Agreement. Except as otherwise provided for herein, each Stockholder hereby (i) affirms that the irrevocable proxy is coupled with an interest and may under no circumstances be revoked, (ii) ratifies and confirms all that the proxies appointed hereunder may lawfully do or cause to be done by virtue hereof and (iii) affirms that such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of Section 212(e) of the General Corporation Law of the State of Delaware. Notwithstanding any other provisions of this Agreement, the irrevocable proxy granted hereunder shall automatically terminate upon the termination of this Agreement.

         Section 2. TRANSFER OF SHARES. Each Stockholder covenants and agrees that such Stockholder will not, directly or indirectly, (i) sell, assign, transfer (including by merger, testamentary disposition, interspousal disposition pursuant to a domestic relations proceeding or otherwise by operation of law), pledge, encumber or otherwise dispose of any of the Shares,
(ii) deposit any of the Shares into a voting trust or enter into a voting agreement or arrangement with respect to the Shares or grant any proxy or power of attorney with respect thereto which is inconsistent with this Agreement or
(iii) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect sale, assignment, transfer (including by merger, testamentary disposition, interspousal disposition pursuant to a domestic relations proceeding or otherwise by operation of law) or other disposition of any Shares.

         Section 3. REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS. Each Stockholder, on its own behalf, hereby severally represents and warrants to the Company with respect to itself and its, his or her ownership of the Shares as follows:

         (a) OWNERSHIP OF SHARES. The Stockholder beneficially owns all of the Shares as set forth on Schedule I hereto and has good and marketable title to such Shares, free and clear of any claims, liens, encumbrances and security interests whatsoever. The Stockholder owns no shares of Parent Common Stock other than the Shares as set forth on Schedule I hereto. The Stockholder has sole voting power, without restrictions, with respect to all of the Shares.

         (b) POWER, BINDING AGREEMENT. The Stockholder has the legal capacity and all requisite power and authority to enter into and perform all of its obligations, under this Agreement. This Agreement has been duly and validly executed and delivered by the Stockholder and constitutes a valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms.

         (c) NO CONFLICTS. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, conflict with or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, any provision of any loan or credit agreement, note, bond, mortgage, indenture, lease, or other agreement, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Stockholder, the Shares or any of the Stockholder's properties or assets. Except as expressly contemplated hereby and except as may be disclosed in the Parent SEC Reports, the Stockholder is not a party to, and the Shares are not subject to or bound in any manner by, any contract or agreement relating to the Shares, including without limitation, any voting agreement, option agreement, purchase agreement, stockholders' agreement, partnership agreement or voting trust. Except for the expiration or termination of the waiting period under the HSR Act and informational filings with the Securities and Exchange Commission, no consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic, foreign or supranational, is required by or with respect to the Stockholder in connection with the execution and delivery of this Agreement or the consummation by the Stockholder of the transactions contemplated hereby.

         Section 4. TERMINATION. This Agreement shall terminate upon the termination of the Merger Agreement in accordance with its terms; PROVIDED that no such termination of this Agreement shall relieve any party of liability for a willful breach hereof prior to termination.

         Section 5. SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

         Section 6. FIDUCIARY DUTIES. Each Stockholder is signing this Agreement solely in such Stockholder's capacity as an owner of his, her or its respective Shares, and nothing herein shall prohibit, prevent or preclude such Stockholder from taking or not taking any action in his or her capacity as an officer or director of the Company, to the extent permitted by the Merger Agreement.

         Section 7.        MISCELLANEOUS.

         (a) ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, between the parties with respect thereto. This Agreement may not be amended, modified or rescinded except by an instrument in writing signed by each of the parties hereto.

         (b) SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated to the fullest extent possible.

         (c) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the principles of conflicts of law thereof.

         (d) COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

         (e) NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed duly delivered (i) four business days after being sent by registered or certified mail, return receipt requested, postage prepaid, or (ii) one business day after being sent for next business day delivery, fees prepaid, via a reputable nationwide overnight courier service, in each case to the intended recipient as set forth below:

                  (i) if to a Stockholder to the address set forth on the respective signature page of this Agreement;

                  (ii)     if to the Parent to:

                           divine, inc.
                           1301 North Elston Avenue
                           Chicago, IL 60622
                           Attention:    General Counsel

                  with a copy to:

                           Bell, Boyd & Lloyd LLC
                           70 West Madison Street
                           Suite 3300
                           Chicago, IL 60602
                           Attention:    D. Mark McMillan, Esq.
                           Facsimile:    (312) 372-2098

                  (iii)    if to the Company to:

                           Open Market, Inc.
                           One Wayside Road
                           Burlington, MA 01803
                           Attention:    General Counsel

                  with a copy to:

                           Hale and Dorr LLP
                           60 State Street
                           Boston, MA 02109
                           Attention:    John H. Chory
                           Telecopy:     (617) 526-5000

         (f) NO THIRD PARTY BENEFICIARIES. This Agreement is not intended, and shall not be deemed, to confer any rights or remedies upon any person other than the parties hereto and their respective successors and permitted assigns, to create any agreement of employment with any person or to otherwise create any third-party beneficiary hereto.

         (g) ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise by any of the parties hereto without the prior written consent of the other parties, and any such assignment without such prior written consent shall be null and void, except that the Company may assign this Agreement to any direct or indirect wholly owned subsidiary of the Company without consent of Parent or the Stockholder, provided that the Company shall remain liable for all of its obligations under this Agreement. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns.

         (h) INTERPRETATION. When reference is made in this Agreement to an Article or a Section, such reference shall be to an Article or Section of this Agreement, unless otherwise indicated. The headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". No summary of this Agreement prepared by the parties shall affect in any way the meaning or interpretation of this Agreement.

         (i) SUBMISSION TO JURISDICTION. Each of the parties to this Agreement
(a) consents to submit itself to the personal jurisdiction of any state or federal court sitting in the State of Delaware in any action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that all claims in respect of such action or proceeding may be heard and determined in any such court, (c) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (d) agrees not to bring any action or proceeding arising out of or relating to this Agreement or any of the transaction contemplated by this Agreement in any other court. Each of the parties hereto waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other party with respect thereto. Any party hereto may make service on another party by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in Section 7(e). Nothing in this Section, however, shall affect the right of any party to serve legal process in any other manner permitted by law.

         (j) WAIVER OF JURY TRIAL. EACH OF THE PARENT, THE COMPANY AND EACH STOCKHOLDER HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF THE PARENT, THE COMPANY OR EACH STOCKHOLDER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT.

                           [Signature Page to follow.]

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be signed individually or by its respective duly authorized officer as of the date first written above.

                                    COMPANY:

                                    OPEN MARKET, INC.



                                    By:      /s/ Edward Durkin
                                       -----------------------------------------

                                    Title:   Chief Financial Officer
                                          --------------------------------------


                                    PARENT:

                                    DIVINE, INC.



                                    By:      /s/ Andrew J. Filipowski
                                        ----------------------------------------

                                     Title:   Chief Executive Officer
                                           -------------------------------------
























                   [SIGNATURE PAGE TO STOCKHOLDERS AGREEMENT]

                                      STOCKHOLDERS:



                                               /s/ Michael P. Cullinane
                                               ---------------------------------
                                               MICHAEL P. CULLINANE
                                               c/o divine, inc.
                                               1301 North Elston Ave.
                                               Chicago, IL 60622

































                    [SIGNATURE PAGE TO STOCKHOLDER AGREEMENT]

                                   STOCKHOLDERS:



                                            /s/ Paul L. Humenansky
                                        ---------------------------------------
                                            PAUL L. HUMENANSKY
                                            c/o divine, inc.
                                            1301 North Elston Ave.
                                            Chicago, IL 60622

                                   PAUL L. HUMENANSKY LT U/A/D 10/3/91


                                   By:      /s/ Paul L. Humenansky
                                        ---------------------------------------
                                            Paul L. Humenansky, Trustee
                                            c/o divine, inc.
                                            1301 North Elston Ave.
                                            Chicago, IL 60622






















                    [SIGNATURE PAGE TO STOCKHOLDER AGREEMENT]

                               STOCKHOLDERS:



                                        /s/ Andrew J. Filipowski
                                   ---------------------------------------
                                        ANDREW J. FILIPOWSKI
                                        c/o divine, inc.
                                        1301 North Elston Ave.
                                        Chicago, IL 60622

                               AJF-1999 TRUST U/A/D 5/20/99


                               By:      /s/ Andrew J. Filipowski
                                    ---------------------------------------
                                        Andrew J. Filipowski, Trustee
                                        c/o divine, inc.
                                        1301 North Elston Ave.
                                        Chicago, IL 60622

                               ROBINWOOD INVESTMENT COMPANY, L.P.
                                    By: ROBINWOOD MANAGEMENT COMPANY, LLC

                                         By:  AJF-1999 Trust U/A/D 5/20/99

                                    By:  /s/ Andrew J. Filipowski
                                         ----------------------------------
                                         Andrew J. Filipowski, Trustee
                                         c/o divine, inc.
                                         1301 North Elston Ave.
                                         Chicago, IL 60622

                               PLATINUM CONSTRUCTION CORP.


                               By:      /s/ Andrew J. Filipowski
                                    ---------------------------------------
                                        Andrew J. Filipowski, President
                                        c/o divine, inc.
                                        1301 North Elston Ave.
                                        Chicago, IL 60622








                    [SIGNATURE PAGE TO STOCKHOLDER AGREEMENT]

                                   SCHEDULE I


                                                             Shares of Class A common stock,
Stockholder                                             par value $0.001 per share, of divine, inc.
-----------                                             -------------------------------------------
Andrew J. Filipowski                                                        972,166

AJF-1999 Trust U/A/D 5/20/99                                              7,407,819

Robinwood Investment Company, L.P.                                          113,845

Platinum Construction Corp.                                                  33,333

Paul L. Humenansky                                                          160,750

Paul L. Humenansky LT U/A/D 10/3/91                                         599,999

Michael Cullinane                                                         1,023,249